Exhibit T3A-85

Colorado Secretary of State Date and Time: 10/23/2020 01:39 PM Document must be filed electronically. ID Number: 20201906820 Paper documents are not accepted. Fees & forms are subject to change. Document number: 20201906820 For more information or to print copies Amount Paid: $50.00 of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Organization filed pursuant to § 7-90-301 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.) 1. The domestic entity name of the limited liability company is ______________________________________________________. The Launch Pad LLC (The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.”. See §7-90-601, C.R.S.) (Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.) 2. The principal office address of the limited liability company’s initial principal office is Street address 4100 E. Arkansas Ave (Street number and name) Denver CO 80222 (City) (State) (ZIP/Postal Code) Colorado United States (Province – if applicable) (Country) Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code) ______________. (Province – if applicable) (Country) 3. The registered agent name and registered agent address of the limited liability company’s initial registered agent are Name (if an individual) (Last) (First) (Middle) (Suffix) or (if an entity) Corporation Service Company (Caution: Do not provide both an individual and an entity name.) Street address 1900 W. Littleton Blvd (Street number and name) Littleton CO 80120 (City) (State) (ZIP Code) Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information)

CO ____________________. (City) (State) (ZIP Code) (The following statement is adopted by marking the box.) 8 The person appointed as registered agent has consented to being so appointed. 4. The true name and mailing address of the person forming the limited liability company are Name (if an individual) (Last) (First) (Middle) (Suffix) or (if an entity) Beacon Holdings, LLC (Caution: Do not provide both an individual and an entity name.) Mailing address 321 Billerica Road, Suite 204 (Street number and name or Post Office Box information) Chelmsford MA 01824 (City) (State) (ZIP/Postal Code) Massachusetts ______________.United States (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) The limited liability company has one or more additional persons forming the limited liabilitycompany and the name and mailing address of each such person are stated in an attachment. 5. The management of the limited liability company is vested in (Mark the applicable box.) one or more managers.or8 the members. 6. (The following statement is adopted by marking the box.) 8 There is at least one member of the limited liability company. 7. (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains additional information as provided by law. 8. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date hassignificant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are __________________________. (mm/dd/yyyy hour:minute am/pm) Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered. 9. The true name and mailing address of the individual causing the document to be delivered for filing are Bocanegra Daneill (Last) (First) (Middle) (Suffix) 4100 E. Arkansas Ave (Street number and name or Post Office Box information) Denver CO 80222 (City) (State) (ZIP/Postal Code) Colorado ______________.United States (Province – if applicable) (Country) (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individualscausing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).